SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2002

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(408) 487-8000

Explanatory Note.

     On June 21, 2002, Brocade Communications Systems, Inc. filed a current report on Form 8-K which disclosed that it made the decision to dismiss Arthur Andersen LLP ("Arthur Andersen") as its independent accounts effective as of June 18, 2002.

     This amendment to such current report on Form 8-K is being filed by the Company in order to fulfill the requirement that the Company file a letter from Arthur Andersen addressed to the Securities and Exchange Commission stating that Arthur Andersen agrees with the statements made by the Company in Item 4 of such current report, and making certain other disclosure relating to such letter.

Item 7.   Financial Statements and Exhibits.

(a)	Exhibits.

16.1	Letter of Arthur Andersen LLP, dated June 20, 2002, regarding change in independent accountants.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC. A Delaware Corporation

Dated: June 25, 2002	By:	/s/ Antonio Canova Antonio Canova Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16.1	Letter of Arthur Andersen LLP, dated June 20, 2002, regarding change in independent accountants.